Exhibit 99.2
HUNTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in thousands)

	March 31, 2015	December 31, 2014 (a)
Assets
Current Assets:
Cash and cash equivalents	$230	$410
Accounts receivable, net of allowance for doubtful accounts of $68 and $246, respectively	12,439	10,217
Inventories	19,265	11,829
Deferred income taxes	56	56
Prepaid expenses and other current assets	323	499
Total current assets	32,313	23,011
Property, plant and equipment, net	2,970	2,944
Goodwill	329	329
Deferred income taxes — non-current	75	87
Other non-current assets	162	162
Total assets	$35,849	$26,533
Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$5,993	$5,204
Accounts payable	14,813	6,282
Accrued salaries and wages	1,001	1,858
Other accrued expenses	1,216	1,388
Total current liabilities	23,023	14,732
Long-term debt — non-current portion	1,526	2,067
Other long-term liabilities	178	183
Total liabilities	24,727	16,982
Commitments and contingencies
Shareholders’ Equity:
Common stock, no par value; 500,000,000 shares authorized, 11,334,059 shares issued and outstanding	706	673
Retained earnings	10,416	8,878
Total shareholders’ equity	11,122	9,551
Total liabilities and shareholders’ equity	$35,849	$26,533

(a)	Derived from the Company’s audited financial statements as of December 31, 2014.
See Notes to unaudited condensed consolidated financial statements.

HUNTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended
	March 31, 2015	March 31, 2014
Net sales	$19,577	$15,269
Cost of goods sold	16,649	13,337
Gross profit	2,928	1,932
Operating Expense:
Selling and administrative expenses	1,267	1,283
Gain on acquisition of Spectral	—	(2,923)
Total operating expense, net	1,267	(1,640)
Operating income	1,661	3,572
Other income (expense):
Interest expense	(73)	(68)
Other, net	(38)	—
Total other expense, net	(111)	(68)
Income before provision for income taxes	1,550	3,504
Provision for income taxes	12	27
Net income	$1,538	$3,477
See Notes to unaudited condensed consolidated financial statements.

HUNTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended
	March 31, 2015	March 31, 2014
Cash Flows from Operating Activities:
Net income	$1,538	$3,477
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	207	68
Stock-based compensation expense	33	33
Deferred income tax expense	12	27
Gain on acquisition of Spectral	—	(2,923)
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	(2,220)	2,444
Inventories	(7,437)	(2,337)
Prepaid expenses and other assets	177	(279)
Accounts payable and accrued expenses	7,497	808
Net cash (used in) provided by operating activities	(193)	1,318
Cash Flows from Investing Activities:
Purchase of Spectral	—	(4,399)
Purchases of property, plant and equipment	(235)	—
Proceeds from sale of property, plant and equipment	—	7
Net cash used in investing activities	(235)	(4,392)
Cash Flows from Financing Activities:
Borrowings of line of credit, net	790	142
Borrowings of notes payable	—	4,000
Repayments of notes payable	(542)	(737)
Net cash provided by financing activities	248	3,405
Net (decrease) increase in cash and cash equivalents	(180)	331
Cash and cash equivalents at beginning of period	410	1,834
Cash and cash equivalents at end of period	$230	$2,165
Supplemental disclosure of cash flow information:
Cash paid for interest	$73	$68
See Notes to unaudited condensed consolidated financial statements.

HUNTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(UNAUDITED)
(Dollars in thousands)

	March 31, 2014
	Common Stock		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2013	12,347,558	$2,059	$5,053	$7,112
Net income	—	—	3,477	3,477
Stock-based compensation	—	33	—	33
Balance at March 31, 2014	12,347,558	$2,092	$8,530	$10,622

	March 31, 2015
	Common Stock		Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2014	11,334,059	$673	$8,878	$9,551
Net income	—	—	1,538	1,538
Stock-based compensation	—	33	—	33
Balance at March 31, 2015	11,334,059	$706	$10,416	$11,122

See Notes to unaudited condensed consolidated financial statements.

HUNTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(1) Business and Basis of Presentation

Hunter Technology Corporation (“Hunter”), originally incorporated in 1987, along with its subsidiaries (the "Company") is a privately held Company that designs and assembles printed circuit boards principally for devices used in medical and military operations and provides high technology prototyping services to the electronics industry. Customers include original equipment manufacturers (“OEM”) engaged in designing and fabricating electronic assemblies, subsystems and complete systems.
The unaudited condensed consolidated financial statements and related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The financial information presented herein should be read in conjunction with the Company’s audited financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 which includes information and disclosures not presented herein. In the opinion of management, the unaudited condensed consolidated financial statements contain all of the adjustments, consisting of normal recurring adjustments, necessary to present fairly, in summarized form, the consolidated financial position, results of operations and cash flows of the Company. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the full fiscal year 2015. All significant intercompany accounts and transactions have been eliminated in consolidation. Subsequent events have been evaluated through June 30, 2015, the date these financial statements were issued.
(2) Acquisition of Spectral

In March 2014, Hunter, through a wholly-owned subsidiary, acquired accounts receivable, inventories and property, plant and equipment from Spectral Response, LLC ("Spectral") for $4.4 million. The acquired business provides a broad range of product design, additional manufacturing operations as well as penetration into additional markets. Spectral operates as an electronic manufacturing services ("EMS") company that specializes in contract manufacturing of circuit boards and electric components for various commercial and industrial applications. Spectral complements its unique EMS services with strong engineering support, flexible supply chain management, quality process controls, customized program management and a lean manufacturing culture.

The following table represents the allocation of the total consideration to the assets acquired from Spectral in March 2014 based on Hunter's estimate of their respective fair values (in thousands):

Total purchase consideration	$4,399
Assets acquired:
Accounts receivable, net	$2,401
Inventories	4,116
Property, plant and equipment	805
Total assets acquired	7,322
Gain on acquisition	$2,923

Hunter has determined that the fair value of the assets acquired in this acquisition exceed the total purchase consideration and as a result the Company recorded a gain on the acquisition of $2.9 million. Hunter believes it was able to purchase the assets of Spectral significantly below its fair value due to the assets that were purchased being distressed, presenting challenges and opportunities to Hunter.

(3) Sale of Spinnaker

In October 2014, all of the assets of Spinnaker Microwave, Inc. ("Spinnaker") were sold to RFE, Inc. and Jason Seifert, the sole shareholder of RFE, Inc. in exchange for 1,013,499 shares of Hunter Technology Corporation common stock owned by Mr. Seifert. Hunter no longer operates Spinnaker but continues to own the common stock of Spinnaker, now essentially a shell company. Mr. Seifert was a former employee of Hunter and is a non-controlling shareholder and a related party of Hunter as of March 31, 2015.

(4) Inventories
The following are the major classifications of inventory (in thousands):

	March 31, 2015	December 31, 2014
Raw materials	$11,896	$8,012
Work in process	7,224	3,620
Finished goods	145	197
Total inventory	$19,265	$11,829

(5) Property, Plant and Equipment, Net
Property, plant and equipment, net consists of the following (in thousands):

	March 31, 2015	December 31, 2014
Machinery and equipment	$3,591	$3,417
Furniture and fixtures	14	14
Computer equipment and software	550	488
Leasehold improvements	195	195

Total property, plant and equipment	4,350	4,114
Less accumulated depreciation and amortization	(1,380)	(1,170)

Total property, plant and equipment, net	$2,970	$2,944

(6) Goodwill

Changes in the carrying value of goodwill for the three months ended March 31, 2015 and year ended December 31, 2014 were as follows:

	March 31, 2015	December 31, 2014
Balance, beginning of year	$329	$665
Sale of Spinnaker (See Note 3)	—	(336)
Balance, end of period	$329	$329

(7) Income Taxes

The Company elected S corporation status; accordingly, no federal income taxes have been provided in the condensed consolidated statements of income as income and losses flow directly to the Company’s shareholders. The Company is subject to a state of California modified S corporation tax of 1.5% on taxable income as well as built-in gain taxes.

Deferred state income taxes are provided using the asset and liability method under which deferred tax assets and liabilities are recognized for the differences between the financial reporting and state income tax basis of assets and liabilities as well as state operating loss and state credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Interest and penalties are included in the provision for state income taxes in the consolidated statement of operations.

(8) Debt

Debt consists of the following (in thousands):

	March 31, 2015	December 31, 2014
Note payable to bank with a variable interest rate of 1.0% over the bank's prime rate (4.25% at March 31, 2015 and December 31, 2014) payable monthly in the amount of $69, plus interest until January 2017.	$1,026	$1,234
Note payable to bank with a variable interest rate of 1.0% over the bank's prime rate (4.25% at March 31, 2015 and December 31, 2014) payable monthly in the amount of $111, plus interest until March 2017.	2,667	3,000
Total notes payable	3,693	4,234
Line of credit	3,826	3,037
Total debt	7,519	7,271
Less: current portion and debt in default	(5,993)	(5,204)
Total long-term debt	$1,526	$2,067

At March 31, 2015, the Company had a line of credit with a bank of $7.0 million with a maturity date of August 2016. Interest on the line calculated at 0.5% over the bank’s Prime Rate (3.75% at March 31, 2015). Advances on the line are limited to the lesser of $7.0 million or 75% of the Company’s eligible trade accounts receivable. Availability under the line of credit was $3.2 million as of March 31, 2015. The line of credit agreements contain financial covenants, as defined, with respect to the quick ratio, debt service coverage ratio, total liabilities to tangible effective net worth ratio and maximum capital expenditures. At December 31, 2014, the Company exceeded the maximum capital expenditures covenant, however, was in compliance with the other three financial covenants.

Borrowings under the line of credit and the notes payable to a bank are secured by the Company’s accounts receivable, inventory, equipment and other assets.

Future maturities of total notes payable at March 31, 2015 are as follows (in thousands):

Years Ending December 31,	Amount
2015	$1,626
2016	1,734
2017	333
$3,693

On April 14, 2015, all of the Company's debt was paid off in conjunction with the acquisition of the Company by Sparton Corporation. See Note 10, Subsequent Events for a further description of this transaction.

(9) Commitments and Contingencies

NVision Solutions Claim - On or about November 26, 2014, the Company received a letter from counsel to NVision Solutions, Inc. (''NVision") notifying Hunter of claims for loss arising from alleged breach of contract between NVision and Hunter’s wholly-owned subsidiary, Spinnaker.  On February 12, 2015, NVision filed a Complaint against Hunter in United States District Court for the Southern District of Mississippi, alleging, among other things, breach of contract and misrepresentation. On June 1, 2015, the parties entered into a settlement agreement, agreement for dismissal and mutual release, pursuant to which, among other things, Hunter agreed to pay NVision $350 thousand, NVision agreed to dismiss the lawsuit with prejudice, and the parties executed a mutual, general release. This settlement amount was accrued at December 31, 2014 and is reflected within other accrued expenses on the consolidated balance sheet on that date.

SBOE Claim -     On October 11, 2013, HTC-EIAC, Inc. (“HTC”), a wholly owned subsidiary of Hunter, purchased substantially all of the assets of NBS Design, Inc. (“NBS”) under the Agreement to Purchase Assets by and between and NBS dated October 4, 2013, as amended October 10, 2013 (the "NBS APA"). On or about January 24, 2014, the California State Board of Equalization ("SBOE") issued a determination for sales tax liability of NBS in the amount of approximately $1.4 million, and on or about March 21, 2014, issued a billing to NBS for such amount plus additional accruing interest. On or about April 30, 2015, HTC received a Billing Notice from the SBOE in the amount of approximately $1.8 million, based on a Notice of Successor Liability. On June I, 2015, HTC submitted an Administrative Protest to the Notice of Successor Liability, in which it has been asserted, among other things, that HTC is not the successor of NBS, and that the Billing Notice is not correct.  Hunter believes that its defenses to the charges are strong and it intends to defend the charges asserted in the Billing Notice vigorously. Given the stage of claim and the Company’s assertion that it has no successor liability on this claim, no provision for any liability under this claim has been recorded in the Company’s financial statements.

Wrongful Death Claim - On November 19, 2014, Clark Edward Gibbs Sr., as the Personal Representative/Beneficiary and Spouse of The Estate of Barbara Jeanette Gibbs, filed a wrongful death action against Hunter in the State Court of Fulton County, Georgia, seeking damages in the amount of $54.5 million for lost earnings, medical and funeral expenses, mental anguish, and punitive damages.  Ms. Gibbs was a former factory worker at Hunter’s Georgia facility who died from a heart attack on September 5, 2014, the day after encountering a lizard on the premises. Tender of defense has been accepted by Hunter’s insurance carrier and defense counsel filed an early motion for summary judgment on March 27, 2015 on the basis that the claims are barred by the Workers’ Compensation Act.  A hearing on the motion is currently scheduled for July 8, 2015. The Company believes that its defenses to the claims are very strong and it intends to defend this action vigorously. The claim is in the early stages and due to the limited information available and the uncertainty in the ultimate resolution of this matter, no provision for any liability under this claim have been recorded in the Company’s financial statements.
Other — In addition to the foregoing, from time to time, the Company is involved in various legal proceedings relating to claims arising in the ordinary course of business. The Company is not currently a party to any other such legal proceedings, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on its business, financial condition or results of operations.
(10) Subsequent Events
On April 14, 2015, the Company was acquired by Sparton Corporation in a $55.0 million all-cash transaction, plus $0.8 million of initial net working capital adjustments. Additional consideration of up to $13.0 million is contingent upon Hunter attaining certain performance thresholds during the twelve month period following the transaction. All of the Company's debt was paid off in conjunction with the acquisition of the Company by Sparton Corporation. All outstanding options outstanding were canceled in conjunction with the acquisition of the Company by Sparton Corporation.